UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2022

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As disclosed on WeWork Inc.’s (the “Company”) Form 8-K filed with the Securities Exchange Commission on February 2, 2022, Marcelo Claure resigned from the Company’s Board of Directors (the “Board”), effective February 2, 2022, in connection with his departure from SoftBank Group Corp. Mr. Claure occupied a seat on the Board pursuant to SB WW Holdings (Cayman) Limited’s (“SBWW”) designation under the Stockholders Agreement dated October 20, 2021, by and among the Company, BowX Sponsor, LLC, SBWW, SVF Endurance (Cayman) Limited and Benchmark Capital Partners VII (AIV), L.P. (the “Stockholders Agreement”).

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Saurabh Jalan as a member of the Board, effective March 29, 2022. Mr. Jalan was designated by SBWW to fill the Board seat vacated by Mr. Claure pursuant to the Stockholders Agreement. Following Mr. Claure’s resignation, Sandeep Mathrani, the Company’s Chief Executive Officer, was appointed to serve as Chairman of the Board and Bruce Dunlevie continues to serve as the Board’s Lead Independent Director.

Mr. Jalan is a Partner with the Investments Team at SoftBank Group International, where he is responsible for oversight of large, global investments on behalf of SoftBank Group. Prior to joining SoftBank in 2015, Mr. Jalan was with AEA Investors, a middle-market private equity firm, based in London, and prior to that with Silver Lake Partners, a technology focused private equity firm based in New York and London. Mr. Jalan currently serves on the board of Snapdeal. Mr. Jalan earned a Bachelor of Science in Economics from the Wharton School and a Bachelor of Applied Sciences from the School of Engineering & Applied Sciences at the University of Pennsylvania.

The Company is a party to various transactions with SBWW and other related parties, all as described under “Certain Relationships and Related Person Transactions” in the Company’s registration statement on Form S-1 (File No. 333-260976), as amended, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 29, 2022, the Company issued a press release announcing the appointment of Saurabh Jalan to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by WeWork Inc. on March 29, 2022.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Jared DeMatteis
Date: March 29, 2022	Name:	Jared DeMatteis
	Title:	Chief Legal Officer